SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential,for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material under ss. 240.14a-12

DRUGMAX, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.

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☐
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(2)  Form, Schedule or Registration Statement No.:

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(4)  Date Filed:

DrugMax, Inc.
12505 Starkey Road, Suite A
Largo, Florida 33773

August    , 2002

Dear Stockholder,

You are cordially invited to attend the 2002 Annual Meeting of Stockholders (the “Meeting”) of DrugMax, Inc. (the “Company”). The Meeting will be held September 20, 2002 at 10:00 a.m., Eastern Daylight Savings Time, at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777.

The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors and a proposal to amend the Company’s 1999 Stock Option Plan to increase the number of shares of Common Stock covered by the Plan. We also will report on the progress of the Company and comment on matters of current interest.

It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to the Company will not prevent you from voting in person at the Meeting if you are present and choose to do so.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. If your shares are held in street name by a brokerage firm, you may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Your Board of Directors and management look forward to greeting you personally at the Meeting.

Sincerely,

Jugal K. Taneja Chairman of the Board and Chief Executive Officer

DrugMax, Inc.
12505 Starkey Road, Suite A
Largo, Florida 33773

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, SEPTEMBER 20, 2002

Notice is hereby given that the Annual Meeting of stockholders of DrugMax, Inc. (the “Company”), a Nevada corporation, will be held at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777, on September 20, 2002, at 10:00 a.m., Eastern Daylight Savings Time (the “Meeting”) for the following purposes:

1.  To elect Directors to serve until the Annual Meeting in 2003 and until their successors are elected and qualified or until their earlier resignation, removal from office or death;

2.  To approve an amendment to the Company’s 1999 Stock Option Plan to increase by 600,000 the number of shares of Common Stock covered by that Plan; and

3.  To transact such other business as may properly come before the Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2002 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on August 23, 2002 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting, if you so desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. If your shares are held in street name by a brokerage firm, you may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or brokerage statement evidencing your beneficial ownership of the Company stock.

By Order of the Board of Directors,

William L. Lagamba President, Chief Operating Officer and Secretary

Largo, Florida
August    , 2002

DRUGMAX, INC.
12505 Starkey Road, Suite A
Largo, Florida 33773

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors and management of DrugMax, Inc. (the “Company”) in connection with the solicitation of proxies to be voted at the Company’s 2002 Annual Meeting of Stockholders (the “Meeting”), which will be held at 10:00 a.m., Eastern Daylight Savings Time on Friday, September 20, 2002 at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777.

The Board of Directors has fixed the close of business on August 23, 2002 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting. As of July 25, 2002, 7,119,172 shares of the Company’s Common Stock, par value $.001 per share, were issued and outstanding. For the purposes of determining the presence of a quorum at the Meeting, abstentions will be counted toward the number of shares represented at the Meeting and broker non-votes will be disregarded. The stockholders present at the Meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum or the refusal of any stockholder present in person or by proxy to vote or participate in the Meeting.

This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about August    , 2002. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy. Each stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on August 23, 2002, on all matters that come before the Meeting.

For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast “for” or “against” are included. However, if a proxy is signed but no specification is given, the share will be voted “FOR” Proposals 1 and 2.

A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly executed, later dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

The cost of soliciting proxies will be borne by the Company. The solicitation of proxies may be made by mail, telephone, facsimile or telegraph or in person by directors, officers and regular employees of the Company, without additional compensation for such services. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such brokerage firms, custodians, nominees and fiduciaries, and the Company will reimburse them for reasonable out of pocket expenses incurred by them in so doing.

1.    ELECTION OF DIRECTORS

The Board of Directors currently consist of eight members. Stephen M. Watters and Jeffrey K. Peterson, both of whom are currently members of the Board, have decided not to seek re-election due to their respective growing outside commitments. In response, the Board of Directors has determined to reduce the size of the Board to seven in accordance with the Company’s Bylaws and to nominate Sushil Suri to fill one of the vacancies left by Messrs. Watters and Peterson. Accordingly, seven directors are to be elected at the Annual Meeting, each director to hold office until the next Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation, removal from office or death. The following seven individuals have been nominated to serve on the Board of Directors:

Howard L. Howell, DDS
William L. LaGamba
Robert G. Loughrey
Ronald J. Patrick
Martin Sperber
Jugal K. Taneja
Sushil Suri

All of the foregoing nominees have consented to serve as a director, if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE FOREGOING NOMINEES AS DIRECTORS.

Stockholders may vote for up to seven nominees and the seven nominees receiving the most votes cast at the Meeting, in person or by proxy, will be elected as Directors. The Stockholders may not vote cumulatively in the election of Directors. In the event any of the nominees should be unable to serve, which is not anticipated, the Board of Directors will vote for such other person or persons for the office of Director as the Board of Directors may recommend. For further information on the directors, see “Management-Directors and Executive Officers” and “Security Ownership of Management and Others.”

MANAGEMENT—DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The names of the nominees and certain information about them, as well as the Company’s executive officers, are set forth below:

Name	Age	Position
Jugal K. Taneja(3)	59	Chairman of the Board and Chief Executive Officer
William L. LaGamba(3)	43	President, Chief Operating Officer, Secretary and Director
Ronald J. Patrick(1)	54	Chief Financial Officer, Vice President of Finance, Treasurer and Director
Howard L. Howell, DDS(1)(2)(3)	54	Director
Robert G. Loughrey	53	Director
Martin Sperber	70	Director
Sushil Suri	41	Director

(1)	Member of Compensation Committee.
(2)	Member of Audit Committee.
(3)	Member of Executive Committee.

Pursuant to the Company’s bylaws, each director serves for a term of one (1) year and until his successor is duly qualified. Officers are appointed annually by the Board of Directors (subject to the terms of any employment agreement), at the annual meeting of the Board, to hold such office until an officer’s successor is duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. There are no family relationships among any of the Company’s directors and executive officers.

Stephen M. Watters and Jeffrey K. Peterson currently serve on the Board of Directors. Mr. Peterson also serves on the Audit and Compensation committees. However, both have decided not to seek re-election due to their respective growing outside commitments. It is anticipated that after the Meeting, Messrs. Loughrey and Sperber will be appointed to the audit and compensation committees.

Set forth below is the business experience and other biographical information regarding the nominees for Director and Company’s executive officers.

Jugal K. Taneja serves as the Company’s Chairman of the Board and since October 2000 has served as its Chief Executive Officer. In addition to his service to the Company, Mr. Taneja operates several other companies. He is presently the Chairman of the Board of Dynamic Health Products, Inc. (“Dynamic”), a position he has held since Dynamic’s inception in 1991. Dynamic, a public company, is a distributor of proprietary and nonproprietary dietary supplements, over-the-counter drugs, and health and beauty care products. Mr. Taneja also serves as a director of Go2Pharmacy,Inc. (NasdaqSC:GORX), a publicly-held company that manufactures and distributes nutritional and health products. Mr. Taneja holds degrees in Petroleum Engineering, Mechanical Engineering, and a Masters in Business Administration from Rutgers University.

William L. LaGamba is a member of the Company’s Board of Directors and has served as its President, Chief Operating Officer and Secretary since October 2000. From March 2000 to October 2000, he served as the Company’s Chief Executive Officer. From November 1999 to October 2000, he also served as the Company’s Secretary and Treasurer. From June 1998 until joining the Company in November 1999, Mr. LaGamba served as Chief Executive Officer of Dynamic. He was also a founder and the President of Becan Distributors, Inc. (“Becan”) from its inception in January 1997 until it was acquired by the Company in November 1999. For 14 years prior to January 1997, Mr. LaGamba served in various capacities for McKesson Drug Company, a large distributor of pharmaceuticals, health and beauty care products and services, and FoxMeyer Drug Company.

Ronald J. Patrick is a member of the Company’s Board of Directors and has served as the Company’s Chief Financial Officer and Treasurer since the Company’s acquisition of Valley Drug Company (“Valley”) in April 2000. He also has served as the Company’s Vice President of Finance and Treasurer since October 2000. He also has served as Chief Financial Officer of Valley since January 1999. Before becoming Valley’s CFO, Mr. Patrick practiced as a Certified Public Accountant and was part owner of a full-service accounting firm for 20 years. He served as Managing Partner for six of those years and as Coordinator of Consulting Services for the last two years he was with the firm. Mr. Patrick graduated from Gannon College in 1970 with a degree in Business Administration and has been licensed to practice as a Certified Public Accountant since 1974.

Howard L. Howell, D.D.S. has served as a director of the Company since August 1999. Dr. Howell has been managing his private orthodontic dentistry practice since 1977. In addition to the private practice of orthodontics, Dr. Howell is the President of Howell, Whitehead & Associates, P.A., a multi-office private practice group specializing in pediatric dentistry and orthodontics. He also serves as Chief Executive Officer and a Director of Telluride Expeditions Corp., a Colorado-based travel agency, and as a director of Medcom Facilities Inc., a real estate holding company. Dr. Howell received his degree from the Medical College of Virginia.

Robert G. Loughrey has served as a director since June 2002. For over the past five years, Mr. Loughrey was the Senior Vice President and Manager of Mellon Business Credit, Inc. Over the past 20 years he has held various management positions in asset-based lending, middle-market lending and credit policy. Mr. Loughrey served as the Chairman of the Education and Planning Committee for the Commercial Finance Association from 1998 to 2002, and was a member of the organization’s Executive Committee. Mr. Loughrey earned several degrees from the University of Pittsburgh, including an M.B.A. in Finance, B.S. in Mathematics and B.A. in Economics.

Martin Sperber has served as a director since March 2002. Mr. Sperber was Chairman of the Board and Chief Executive Officer for Schein Pharmaceutical, Inc. from 1989 to 2000 and was president of Schein from its inception in 1985, when it was spun-off from Henry Schein, Inc. Mr. Sperber began his 45-year career as a retail pharmacist at Henry Schein, Inc., serving in various capacities during his tenure. Mr. Sperber earned a B.S. in Pharmaceutical Sciences, with honors, from Columbia University. He is a member of the Board of Directors of Long Island University and a member of the Council of Overseers for the Arnold and Marie Schwartz College of Pharmacy. He is also a former member of the boards of the Generic Pharmaceutical Industry Association and American Foundation for Pharmaceutical Education.

Sushil Suri has been nominated to serve on the Company’s Board of Directors. For over the past five years, Mr. Suri has served as Chief Executive Officer and Chairman of the Board of Morepen Laboratories, Ltd., an international provider of generic drugs and raw materials used to manufacture generic drugs. See “Certain Transactions.”

Key Employees

The Company has the following key employees:

Phillip J. Laird has served as Vice President of the Company and its Pittsburgh operations since the Company acquired Becan in November 1999. From May 1997 until November 1999, Mr. Laird was the Vice President of the Diabetes Supply Division of Direct Rx, Inc., the predecessor of Dynamic. Mr. Laird was also a retail area sales manager for McKesson Drug Company from November 1996 to May 1997. Similarly, Mr. Laird was a retail area sales manager for FoxMeyer Drug Company, managing approximately 250 retail pharmacies with four sales consultants from May 1994 to May 1997. Mr. Laird received a degree in Business Administration from Robert Morris College, Pennsylvania, in 1983.

Willem H. Hamers is the Vice President of Discount Rx, Inc., a subsidiary the Company acquired in connection with its acquisition of Becan. He has held this position since Becan founded Discount Rx in August 1998. Before becoming President of Discount Rx, Inc., Mr. Hamers served as the Executive Vice President of Sales for Penner & Welsch since 1997. Prior thereto, Mr. Hamers was a Sales Manager for the Slidell Division of McKesson Drug Company from 1996 to 1997, and he also was a Sales Manager for the Slidell Division of FoxMeyer Drug Company from 1991 to 1996.

Ralph A. Blundo has served as the President of Valley since the Company acquired Valley in January 1999. From 1986 through 1995, Mr. Blundo served as Valley’s Director of Sales and from 1996 to 1998 he served as Valley’s Vice President of Sales. During this period he was responsible for new account development and overall management of the sales staff. Mr. Blundo received a Bachelor of Science degree in Business Administration from Youngstown State University in 1970.

John P. Cairns has served as the Vice President of Sales of Valley since January 1999. From 1988 to 1998 Mr. Cairns held the position of Valley’s Territory Sales Manager. Prior to joining Valley, he was the Executive Vice President for Mincing Trading Corp., a subsidiary of C. Czarnidow, Ltd., a multi-national commodities trading company.

Board of Directors

The Board of Directors of the Company held 11 formal meetings during the fiscal year ending March 31, 2002. The entire Board of Directors functions as a Nominating Committee for recommending to stockholders candidates for positions on the Board of Directors. The Board will consider written recommendations from stockholders for nominations to the Board of Directors in accordance with the procedures set forth in the Bylaws of the Company.

Audit Committee and Audit Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the following report shall not be deemed to be incorporated by reference into any prior filings nor future filings made by the Company under those statutes, or to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Currently, the Company’s Audit Committee consists of Messrs. Howell and Peterson. Each of the members of the Audit Committee is independent pursuant to Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter was filed with the Securities Exchange Commission on July 24, 2000 in connection of the Company’s Information Statement on Schedule 14C.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company’s financial reporting activities. The Audit Committee meets with the Company’s independent auditors and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company’s independent auditors. The functions of the Audit Committee are not intended to duplicate or to certify the activities of management and the independent auditors and are in no way designed to supersede or alter the traditional responsibilities of the Company’s management and independent auditors. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee met four times during the fiscal year ending March 31, 2002.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 31, 2002 with the Company’s management. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with Deloitte & Touche, LLP (“Deloitte”), the Company’s independent auditor for the fiscal year ended March 31, 2002. The Audit Committee has discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of Deloitte with that firm. The Audit Committee has considered the provision of services by Deloitte, covered in “Audit and Related Fees” below, and has determined that such services are compatible with maintaining their independence from the Company.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002 for filing with the Securities and Exchange Commission.

Respectfully submitted,
The Audit Committee
Howard L. Howell, DDS
Jeffrey K. Peterson

Audit and Related Fees

Audit Fees.    The aggregate fees billed by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively the “Deloitte Entities”) for professional services rendered for the audit of the Company’s annual financial statements for the year ended March 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB during that fiscal year were $194,905.00.

Financial Information Systems Design and Implementation Fees.    The Company did not engage the Deloitte Entities to provide professional services to the Company regarding financial information systems design and implementation during the fiscal year ended March 31, 2002.

All Other Fees.    The aggregate fees billed by the Deloitte Entities for services rendered to the Company, other than the services covered in “Audit Fees” and “Financial Information Systems Design and Implementation Fees” for the fiscal year ended March 31, 2002 were $26,366.00, which fees primarily relate to the Company’s acquisition of Penner & Welsch, Inc. See “Certain Transactions.”

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

Independent Auditors

Deloitte served as the Company’s independent auditors for the fiscal year ended March 31, 2002. The Board of Directors of the Company has not selected independent auditors for the Company and its subsidiaries for the fiscal year ending March 31, 2003. Representatives of Deloitte are expected to be present at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Compensation Committee

The Compensation Committee, consisting of Messrs. Patrick, Howell and Peterson is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock option plans, investment programs and insurance plans, and the Committee is authorized to exercise all of the powers of the Board in matters pertaining to employee promotions and the designation and/or revision of employee positions and job titles. The Compensation Committee met two times during the fiscal year ended March 31, 2002 with 100% member attendance.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and stockholders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company’s knowledge, based solely upon a review of forms, reports and certificates furnished to the Company by such persons, all such reports were filed on a timely basis other than the late filings of the initial Form 3 by each of Mr. Sperber and Mr. Loughrey in connection with their appointments as directors.

See “Certain Transactions” for additional information on certain members of management and the board of directors.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

To the knowledge of the Company, the following table sets forth, as of July 25, 2002, information as to the beneficial ownership of the Company’s voting securities by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company’s voting securities, (ii) each person serving the Company as a director, and each director nominee, on such date, (iii) each person serving the Company as an executive officer on such date who qualifies as a named executive officer, as defined in Item 402(a)(2) of Regulation S-B under the Securities Exchange Act of 1934, and (iv) all of the directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner	Amount and Nature of Shares Beneficially Owned(1)	Percentage of Class(1)
Dynamic Health Products, Inc.(2) 12399 Belcher Road South Suite 160 Largo, Florida 33773	2,265,500	31.8%

SMW Capital Group, L.P.(3) 12505 Starkey Road, Suite A, Largo, Florida 33773	768,278	10.8%

Jugal K. Taneja(4)	3,003,485	40.5%

William L. LaGamba(5)	218,279	3.0%

Ronald J. Patrick(6)	181,529	2.5%

Dr. Howard L. Howell(7)	75,000	1.0%

Robert G. Loughrey	0	*

Jeffrey K. Peterson(8)	82,500	1.2%

Martin Sperber	0	*

Sushil Suri	0	*

Stephen M. Watters(9)	869,278	12.0%

All Directors and Executive Officers as a group (9 persons)	4,430,839	56.4%

*	Less than 1%.
(1)
Based on 7,119,172 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Pursuant to the rules of the Securities Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. To the Company’s knowledge, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. Unless otherwise indicated, the business address of each of the beneficial owners named above is: c/o DrugMax, Inc., 12505 Starkey Road, Suite A, Largo, Florida 33773.

(2)
Jugal K. Taneja, Chief Executive Officer and Chairman of the Board of the Company, is also the Chairman of the Board of Dynamic. He has beneficial ownership of approximately 38.2% of the outstanding voting stock of Dynamic. Members of his immediate family own in the aggregate an additional 24.0% of the outstanding voting stock of Dynamic. William L. LaGamba, the Company’s President and Chief Operating

Officer, is also a stockholder of Dynamic, with beneficial ownership of approximately 14.2% of the outstanding voting stock of Dynamic.
(3)	Mr. Watters owns all of the shares of Summerford Capital, Inc., the general partner of SMW Capital Group, L.P.
(4)
Includes 2,265,500 shares beneficially owned by Bryan Capital Ltd. Partnership, 300,000 shares held of record by 21st Century Healthcare Fund, LLC, a limited liability company of which Jugal K. Taneja is the principal, 4,497 shares held of record by The First Delhi Trust, a trust established for the benefit of his children, 4,497 shares beneficially owned by Carnegie Capital, Ltd., a family limited partnership in which Jugal K. Taneja is the general partner, 18,000 shares beneficially owned by Westminster Trust Company, a partnership in which Jugal K. Taneja is the general partner, 1,331 shares held of record by Mr. Taneja, 110,492 shares held of record by Manju Taneja, his spouse, 200,000 shares issuable upon the exercise of warrants that are currently exercisable and 99,168 shares issuable upon the exercise of stock options that are currently exercisable. Mr. Taneja disclaims voting power with respect to the shares held of record by his spouse. See “Certain Transactions.”

(5)	Includes 110,001 shares issuable upon the exercise of stock options that are currently exercisable.
(6)	Includes 71,668 shares issuable upon the exercise of stock options that are currently exercisable.
(7)	Includes 75,000 shares issuable upon the exercise of stock options that are currently exercisable.
(8)	Represents 82,500 shares issuable upon the exercise of stock options that are currently exercisable.
(9)
Includes 768,278 shares beneficially owned by SMW Capital Group, L.P. Mr. Watters owns all of the shares of Summerford Capital, Inc., the general partner of SMW Capital Group, L.P. The number of shares beneficially owned by Mr. Watters also includes 101,000 shares issuable upon the exercise of stock options that are exercisable within 60 days.

Shares of the common stock of the Company are listed and traded on the Nasdaq Small Cap Market (“Nasdaq”) under the symbol “DMAX.”

EXECUTIVE COMPENSATION

Compensation to Outside Directors

All of the Company’s directors receive $500 for each meeting of the Board of Directors that they attend, $2,000 per quarter and reimbursement of their reasonable out-of-pocket expenses incurred in connection with such meetings. In addition, each year, on the date that a director is reelected to serve on the Board, he or she is granted a stock option to purchase 25,000 shares of the Company’s common stock, with an exercise price equal to the fair market value of the shares on the date of grant. These options are subject to forfeiture if the director does not attend at least two Board meeting during the fiscal year in which the options are granted. Additionally, each member of a committee of the Board of Directors receives an option to purchase 5,000 shares of the Company’s common stock, each chairperson of a committee receives an option to purchase an additional 2,500 shares of the Company’s common stock and the Chairman of the Board receives an option to purchase an additional 10,000 shares of the Company’s common stock on the date such persons are appointed to the foregoing positions, provided that they agree to serve in such positions for the entire year. The foregoing options are granted under the Company’s 1999 Stock Option Plan.

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth the cash and non-cash compensation paid during the past three fiscal years to (a) those individuals serving as the Company’s Chief Executive Officer during the fiscal year ended March 31, 2002 and (b) the four most highly compensative executive officers of the Company, receiving compensation of at least $100,000, during the fiscal year ended March 31, 2002:

				Long-Term Compensation Awards
	Fiscal Year Ended March 31	Annual Compensation		Securities Underlying Options (#)	All Other Compensation($)
Name And Principal Position		Salary ($)	Bonus($)
Jugal K. Taneja,	2002	$69,471	$18,500	132,500	$56,000	(1)
Chairman of the Board and Chief	2001	$100,000	—	85,000	—
Executive Officer	2000	$87,500	—	200,000	—

William L. LaGamba,	2002	$160,413	$5,500	110,000	$6,000	(2)
President, Chief Operating Officer and	2001	$150,000	—	75,000	—
Secretary	2000	45,000	—	50,000	—

Ronald J. Patrick,	2002	$137,000	$5,000	105,000	$5,500	(2)
Chief Financial Officer, Treasurer and	2001	$125,000	—	75,000	—
Director	2000	—	—	—	—

(1)	Includes $50,000.00 paid to Mr. Taneja as a consulting fee prior to the date of his employment agreement and $6,000.00 paid to Mr. Taneja in connection with his service as a Director.
(2)	Consist of fees paid for service on the Board of Directors.

Employment Agreements and Other Arrangements

Jugal K. Taneja—Mr. Taneja is the Company’s Chairman of the Board and Chief Executive Officer. In October 2001, the Company entered into an employment agreement with Mr. Taneja. Mr. Taneja’s employment agreement provides for an initial 15-month term ending December 31, 2002, and a current annual base salary of $144,500, plus bonuses and stock options as determined by the Board of Directors. Mr. Taneja’s employment agreement contains standard termination provisions for disability, for cause, and for good reason, and it also contains confidentiality provisions that prohibit him from disclosing certain information belonging to the Company. Mr. Taneja has indicated to the Company that, if asked, he will extend the term of his employment agreement upon terms to be negotiated by the parties.

William L. LaGamba—Mr. LaGamba is the Company’s President and Chief Operating Officer. In January 2000, the Company entered into an employment agreement with Mr. LaGamba. Mr. LaGamba’s employment agreement provides for an initial three-year term ending December 2002, a current annual base salary of $163,500, plus an annual performance bonus and stock options as determined by the Board of Directors. Mr. LaGamba’s employment agreement also contains standard termination provisions for disability, for cause and for good reason. If the employment agreement is terminated other than for good reason or cause, Mr. LaGamba is entitled to receive his compensation through the end of the term of the agreement. Mr. LaGamba has indicated to the Company that, if asked, he will extend the term of his employment agreement upon terms to be negotiated by the parties.

Ronald J. Patrick—Mr. Patrick became the Company’s Chief Financial Officer following the Company’s acquisition of Valley. He is also the Chief Financial Officer, Secretary and Treasurer of Valley. In April 2000, Valley entered into an employment agreement with Mr. Patrick. Mr. Patrick’s employment agreement with Valley provides for an initial three-year term ending April 2003, a current annual base salary of $137,000, plus such health and other benefits as the Board of Directors and/or any compensation and stock option committee of the Company may provide. Mr. Patrick’s employment agreement contains standard termination provisions for disability, for cause, and for good reason, and it also contains confidentiality provisions prohibiting him from disclosing the Company’s confidential information. If the employment agreement is terminated other than for good reason or cause, Mr. Patrick is entitled to receive his compensation through the end of the term of the agreement. Mr. Patrick has indicated to the Company that, if asked, he will extend the term of his employment agreement upon terms to be negotiated by the parties.

STOCK OPTION GRANTS IN LAST FISCAL YEAR
(Individual Grants)

The following table shows certain information regarding options granted to the Company’s named executive officers during the fiscal year ended March 31, 2002:

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)(1)	Expiration Date
Jugal K. Taneja	90,000	9.5%	$3.50	4/3/11
	42,500	4.5%	$5.00	9/5/11
William L. LaGamba	80,000	8.4%	$3.50	4/3/11
	30,000	3.2%	$5.00	9/5/11
Ronald J. Patrick	75,000	7.9%	$3.50	4/3/11
	30,000	3.2%	$5.00	9/5/11

(1)	All of the above referenced options were granted at an exercise price equal to the fair market value on the date of grant.

OPTION VALUES AT MARCH 31, 2002

The named executive officers did not exercise any options during the fiscal year ended March 31, 2002. The following table sets forth certain information, as of March 31, 2002, concerning the unexercised options held by the named executive officers:

	Number of Securities Underlying Unexercised Options at March 31, 2002(1)		Value of Unexercised In-the-Money Options at March 31, 2002(2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Jugal K. Taneja	99,168	33,332	$25,200.72	$17,999.28
William L. LaGamba	110,001	49,999	$25,200.72	$17,999.28
Ronald Patrick	71,668	33,332	$25,200.72	$17,999.28

(1)
Not listed in this table are 200,000 warrants granted to Mr. Taneja in connection with his guaranty of certain Company indebtedness, all of which warrants currently are exercisable. See, Certain Transactions.

(2)	Based on the closing price of $4.04 on March 28, 2002.

EQUITY COMPENSATION PLAN INFORMATION

The Company has only one equity compensation plan, its 1999 stock option plan (the “Plan”), which Plan was approved by the Company’s shareholders at its annual meeting in August 2000. See “Proposal 2.” The Plan reserves up to 1,400,000 shares for issuance under the Plan. At March 31, 2002, options to acquire 1,241,000 had been granted under the Plan, and, as of March 31, 2002, 636,533 options with a weighted average exercise price of $7.13 were exercisable.

The following table provides certain information relating to the Company’s equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation plans approved by security holders	1,241,000	$7.13	159,000
Equity Compensation plans not approved by security holders	0	0	0
Total	1,241,000	$7.13	159,000

(1)
Not listed in this table are 200,000 warrants granted to Mr. Taneja in connection with his guaranty of certain Company indebtedness, all of which warrants currently are exercisable. See, Certain Transactions.

CERTAIN TRANSACTIONS

The information set forth herein briefly describes certain relationships and related transactions during the last two fiscal years between the Company and its Directors, officers and stockholders owning 5% or more of the Company’s Common Stock.

Loans and Other Affiliated Transactions

Dynamic Health Products, Inc.

On September 13, 2000, the Company entered into a letter of intent to purchase substantially all of the assets of Penner & Welsch, Inc. (“P&W”), a wholesale distributor of pharmaceuticals, over-the-counter products and health and beauty care products, headquartered near New Orleans, Louisiana. Also on that date, P&W filed a voluntary petition for Chapter 11 relief under the United States Bankruptcy Code. The Company, on September 13, 2000, entered into a management agreement with P&W, pursuant to which it agreed to manage the day-to-day operations of P&W during the bankruptcy proceeding in exchange for a management fee equal to a percentage of the gross revenues of P&W each month. In turn, the Company entered into a management agreement with Dynamic Health Products, inc. (“Dynamic”) pursuant to which Dynamic provided accounting support services to the Company in connection with the Company’s management responsibilities relating to P&W. Pursuant to this agreement, Dynamic was entitled to receive one-third of all fees collected by the Company from P&W. In fiscal 2002 and fiscal 2001, the total fees paid to Dynamic by the Company were $225,226 and $229,417, respectively. Both agreements were terminated in October, 2001, in connection with the closing of the acquisition of certain assets from P&W by the Company.

Dynamic is a distributor of proprietary and nonproprietary dietary supplements, over-the-counter drugs, and health and beauty care products. Jugal K. Taneja, a principal stockholder and Chief Executive Officer and Chairman of the Board of the Company, is also the Chairman of the Board of Dynamic. Mr. Taneja has beneficial ownership of approximately 38.2% of the outstanding voting stock of Dynamic. Members of his immediate family own in the aggregate an additional 24.0% of the outstanding voting stock of Dynamic. William L. LaGamba, the Company’s President and Chief Operating Officer, is also a stockholder of Dynamic, with beneficial ownership of 14.2% of the outstanding voting stock of Dynamic.

Go2Pharmacy, Inc.

The Company entered into a First Right to Manufacture Agreement with Go2Pharmacy, Inc. pursuant to which Go2Pharmacy has agreed to manufacture all products that the Company requires and which it is capable of manufacturing. In addition, the Company is the exclusive distributor of Lean Protein Chips, a product manufactured by Go2Pharmacy, to all independent pharmacies. Purchases of all products purchased by the Company from Go2Pharmacy were approximately $5,200 and $220,000 for the fiscal years ended March 31, 2002 and March 31, 2001, respectively, which purchases represent less than 1.5% of the products the Company purchased in each of such years. Jugal K. Taneja is a director of Go2Pharmacy, and Dynamic owns approximately 42% of Go2Pharmacy’s shares.

Becan Distributors, Inc.

Becan Distributors, Inc., together with its wholly owned subsidiary Discount Rx, Inc., was a wholesale distributor of pharmaceuticals, over-the-counter drugs, and health and beauty care products. In November 1999, the Company acquired Becan from Dynamic. In March 2000, the Company merged Becan into the Company. Accordingly, Discount Rx is now a wholly-owned subsidiary of the Company. Pursuant to the terms of the purchase agreement for Becan, the Company acquired all of the outstanding common stock of Becan in exchange for $2 million in cash and 2,000,000 shares of the Company’s common stock. In addition, the Company deposited 1,000,000 shares of its common stock into escrow for future issuance to Dynamic upon the attainment of certain financial targets for the fiscal years ended March 31, 2000 and 2001. As of July 2001, 500,000 shares were released to Dynamic and 500,000 shares were returned to the Company pursuant to the terms of the escrow agreement.

Valley Drug Company

In April 2000, in connection with the acquisition of Valley Drug Company, the Company loaned to Messrs. Patrick and Blundo, the sellers of Valley, a total of $170,000 to pay for a portion of the flow through effects of their S Corporation taxable income resulting from the sale of Valley. These are interest-free notes and are to be repaid by Messrs. Patrick and Blundo upon their sale of the Company stock. At March 31, 2001 and 2002, the outstanding balance on the notes was $100,000. Mr. Patrick is the Company’s Chief Financial Officer and a director of the Company, and Mr. Blundo is the President of Valley, the Company’s wholly owned subsidiary.

In addition, Mr. Patrick, the Company’s Chief Financial Officer, and Mr. Blundo, Valley’s President, together own two-thirds of Professional Pharmacy Solutions, LLC (“PPS”), a pharmacy management company. Valley sells products to PPS under normal terms and conditions. During each of the fiscal years ended March 31, 2001 and March 31, 2002, the Company generated revenues of approximately $1.1 million from PPS.

Guaranty by Mr. Taneja of Company’s Credit Facility

In February 2000, the Company entered into a revolving credit facility with Merrill Lynch Financial, pursuant to which Merrill Lynch Financial granted to the Company a $5.0 million credit facility. The lender required and obtained a personal guaranty from Jugal K. Taneja, the Company’s Chairman of the Board and Chief Executive Officer. In consideration for Mr. Taneja’s acting as the guarantor, the Company granted to Mr. Taneja a warrant to purchase 200,000 shares of the Company’s common stock at a price of $15.98 per share, the average closing price over the 30-day period prior to execution of the guaranty. The warrant is exercisable over a three-year period in equal annual amounts. In October 2000, the Company terminated this credit facility.

River Road Real Estate

In October 2001, the Company executed a Commercial Lease Agreement with River Road Real Estate, LLC (“River Road”), a Florida limited liability company, to house the operations of Discount Rx, the Company’s subidiary, in St. Rose, Louisiana. River Road is owned, in part, by Messrs. Taneja, LaGamba, and Watters. This lease is for an initial period of five years, with a base monthly lease payment of $15,000, and an initial deposit of $15,000 made to River Road by the Company. In the fiscal year ended March 31, 2002, the Company paid $90,000 to River Road, which was a charge to rent expense, in addition to the $15,000 security deposit.

MorpenMax

On August 31, 2001, the Company reached an initial agreement with India-based Morepen Laboratories Ltd. (“Morepen Laboratories”), to form a joint venture company, and on September 10, 2001, MorepenMax, Inc, (“MorepenMax”), a Florida corporation, was formed. Morepen Laboratories is the 51% majority shareholder of MorepenMax. On March 22, 2002, the Company funded its investment of $49,000 in MorepenMax, representing its 49% interest. MorepenMax plans to utilize the Morepen facilities to develop low-cost generic pharmaceuticals in the United States. The Company will be the exclusive distributor throughout the United States of the products developed by MorepenMax. Mr. Suri, one of the Company’s directors, is the Chairman of the Board and Chief Executive Officer of Morepen Laboratories and MorepenMax. The Company did not make any material purchases from, or sales to, MorepenMax in the fiscal year ended March 31, 2002.

2.    APPROVAL OF AMENDMENT TO STOCK OPTION PLAN TO PROVIDE ADDITIONAL SHARES

On August 13, 1999, the Board of Directors adopted the 1999 Stock Option Plan (the “Plan”). The purpose of the Plan is to attract, retain, develop and reward superior executive talent by encouraging ownership of the Company’s common stock by the Company’s officers, directors and other employees. The Plan authorizes the granting of both Incentive Stock Options, as defined under Section 422 of the Internal Revenue Code of 1986, and Non-Statutory Stock Options to purchase common stock. All employees of the Company and its subsidiaries are eligible to participate in the Plan. The Plan also authorizes the granting of Non-Statutory Stock Options to non-employee directors and consultants of the Company. Unless sooner terminated, the Plan will expire on August 12, 2009.

The Board of Directors has adopted by unanimous written consent, subject to stockholder approval at the Meeting an amendment to the Plan (the “Plan Amendment”), to increase the total number of shares of Common Stock authorized for issuance pursuant to the Plan to 2,000,000 shares. The Plan currently authorizes the issuance of up to 1,400,000 shares of the Company’s Common Stock pursuant to stock option issuances. Of the shares of Common Stock available for issuance under the Plan, the Company has outstanding as of March 31, 2002 stock options covering 1,241,000 shares of Common Stock. A total of 159,000 shares remain available for issuance under the Plan.

An increase of 600,000 shares is considered necessary and in the best interest of the shareholders in order that the Company can continue to incentivize those entitled to receive options under the Plan, align their interests with the interests of the shareholders, and retain existing employees and directors, as well as attract new employees and directors. The Board of Directors has unanimously approved the Plan Amendment to increase to 2,000,000 the total number of shares of Common Stock which may be issued pursuant to the Plan. All other terms of the Plan as previously amended shall remain the same.

Approval of the Plan Amendment will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. If the Plan Amendment is not approved, the Plan will continue in full force without the Plan Amendment. Complete copies of the Plan, including the Plan Amendment, can be obtained from the Secretary of the Company. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO INCREASE THE SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN.

3.    OTHER BUSINESS

The Board of Directors knows of no other matters that are likely to be brought before the Meeting. If any matter not described herein should be presented for stockholder action at the Meeting, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR
PRESENTATION AT THE 2003 ANNUAL MEETING

Any stockholder intending to present a proposal at the 2003 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy materials for such meeting must, in addition to meeting other applicable requirements under the rules and regulations of the Securities and Exchange Commission and the Company’s Bylaws, must submit such proposal to William L. LaGamba, Secretary, in writing no later than March 30, 2003. The complete Bylaw provisions governing stockholder proposals are available to any stockholder without charge upon request from the Secretary of the Company.

A copy of the Company’s Annual Report for the year ended March 31, 2002 (the “Annual Report”), including financial statements, accompanies this proxy statement. In addition, the Company filed an Annual Report on form 10-KSB with the Securities and Exchange Commission on July 1, 2002. Stockholders may obtain a copy of this report, without charge, by writing to: DrugMax, Inc., 12505 Starkey Road, Suite A, Largo, Florida 33773

By Order of the Board of Directors,

William L. Lagamba President, Chief Operating Officer and Secretary

Dated:  August    , 2002

APPENDIX A

DRUGMAX, INC.
12505 Starkey Road, Suite A
Largo, Florida 33773

PROXY FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 20, 2002

The undersigned, having received notice of the Annual Meeting of DrugMax, Inc. to be held at 10:00 a.m. (Eastern Daylight Savings Time), on Friday, September 20, 2002 (the “Meeting”), hereby designates and appoints Jugal K. Taneja and William L. LaGamba, or either of them, with authority to act without the other, as proxies for the undersigned, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Meeting and at any adjournment thereof, such proxies being directed to vote as specified on the reverse side of this proxy.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF DRUGMAX, INC. AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, PROVIDED THAT THIS PROXY WILL NOT BE VOTED TO ELECT MORE THAN SEVEN DIRECTORS.

(Continued on the reverse side)

A-1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING MATTERS. PLEASE MARK AN “X” IN ONE SPACE. TO BE EFFECTIVE, THIS PROXY MUST BE DEPOSITED AT THE COMPANY’S REGISTRARS NOT LATER THAN 48 HOURS BEFORE THE TIME APPOINTED FOR THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

1.  Proposal to elect the following seven (7) nominees as Directors: Howard L. Howell, DDS, William L. LaGamba, Robert G. Loughrey, Ronald J. Patrick, Martin Sperber, Jugal K. Taneja and Sushil Suri

FOR	WITHHELD
☐	☐

FOR, EXCEPT VOTE WITHHELD FOR THE FOLLOWING NOMINEE(S):

2.  Proposal to approve an amendment to the 1999 Stock Option Plan to increase by 600,000 the number of shares available thereunder.
FOR	AGAINST	ABSTAIN
☐	☐	☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

Dated

Signature

Signature if held jointly

IMPORTANT: Please sign exactly as your name appears on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.

A-2